                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated July 18, 2002 relating to the financial statements and financial highlights which appears in the May 31, 2002 Annual Report to Shareholders of Prudential Natural Resources Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Other Service Providers" and "Financial Statements" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
------------------------------

PricewaterhouseCoopers LLP
New York, New York
July 26, 2002